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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549

                                  FORM 8-K

                       PURSUANT TO SECTION 13 OR 15(d)
                      OF THE SECURITIES EXCHANGE ACT OF 1934

             Date of Report (Date  of  Earliest Event Reported):
                               March 10, 1997


                       Commission File Number 33-83618

                      SELKIRK COGEN FUNDING CORPORATION
           (Exact name of Registrant as specified in its charter)

                     Delaware			                  51-0354675
       (State or other jurisdiction of             (IRS Employer
      incorporation or organization)              Identification No.)

               One Bowdoin Square, Boston, Massachusetts 02114
        (Address of principal executive offices, including zip code)

                               (617) 227-8080
            (Registrant's telephone number, including area code)




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ITEM 5. OTHER EVENTS

	   On March 10, 1997,  Niagara  Mohawk  Power Corporation ("Niagara Mohawk")
filed a Form 8-K with the Securities and  Exchange  Commission  in  which  it announced  an  agreement  in  principle  to restructure or terminate 44 power purchase contracts.  Among the contracts which is proposed to be restructured is the Power Purchase  Agreement  between  Selkirk  Cogen Partners, L.P. (the
"Partnership")  and  Niagara  Mohawk  for  the   electric   output   of   the
Partnership's  Unit 1.  Pursuant to the agreement in principle and subject to negotiation as described below, the parties propose to restructure the Unit 1
Power Purchase Agreement to  provide  for  payments from Niagara Mohawk which may be under one or more pricing arrangements for up to 12 years in  lieu  of the  capacity  and  energy  payments  which would be payable under the Unit 1
Power Purchase Agreement as currently  structured.   The details of the price
arrangements as well as other possible contract modifications are yet  to  be negotiated, and implementation of the agreement in princip le is subject to a number  of significant conditions, including execution of binding agreements;
any requisite  corporate,  partnership  and  shareholder  approvals; New York
Public Service Commission approval of both the agreement in principle and  an acceptable  long  term  rate  structure  for  Niagara Mohawk; other state and federal approvals; the resolution of  all  tax issues; and obtaining required amendments or  waivers  under  existing  credit  agreements  and  third-party contracts,  including,  with  respect  to the Partnership, satisfying certain standards under its  Trust  Indenture  relating  to  the  absence of material adverse changes and  the  maintenance  of  required  projected  debt  service coverage  ratios  or  receiving any required approval of bondholders or other creditors.





















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                      SELKIRK COGEN FUNDING CORPORATION


                                 SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                 	    SELKIRK COGEN FUNDING
             						                   CORPORATION

Date: March 14, 1997	                 /s/    JOHN R. COOPER
                                      --------------------------
 	                                    Name:  John R. Cooper
                                      Title:	Senior Vice President and
		                                    and Chief Financial Officer


















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